Exhibit 99.8

Filed by Novellus Systems, Inc.

Pursuant to Rule 425 under the Securities Act of 1933

and deemed filed pursuant to Rule 14a-12

under the Securities Exchange Act of 1934

Subject Company: Novellus Systems, Inc.

Commission File No.: 000-17157

Frequently Asked Questions

Rationale and Key Questions

December 14, 2011

•	What are Lam and Novellus announcing?

Lam and Novellus are announcing a definitive merger agreement pursuant to which they will be combined in a $3.3 billion all-stock transaction.

•	Why are Lam and Novellus combining?

The combination of Lam and Novellus creates a semiconductor equipment company with a broad portfolio of market-leading products and offering technical expertise in its core competencies. Both companies are among the world’s largest manufacturers of semiconductor equipment, both playing a pivotal role in defining the features and capabilities of semiconductor devices.

The two companies present complementary product capabilities, with Lam’s leadership in etch and single-wafer clean equipment aligning with Novellus’ leadership in thin-film deposition and surface preparation technologies. The combined company will be well positioned to lead the industry through the next critical transitions in semiconductor manufacturing, including 3D structures in advanced logic and NAND memory as well as the scaling to 450 mm wafers.

•	What will the newly combined entity be called?

The newly combined entity will retain the name Lam Research.

•	Who is Novellus?

Novellus is the world’s eighth-largest semiconductor equipment manufacturer, specializing in thin-film deposition and surface preparation technologies—both critical functions in manufacturing semiconductor chips. Novellus is a market leader in CVD, ECD and dry strip technologies. It also has a group selling surface preparation equipment into industrial applications. Its primary competitors include Applied Materials, ASMI and Mattson Technologies.

•	Who is Lam?

Lam is the world’s fourth-largest semiconductor equipment maker, specializing in plasma etch and single-wafer clean technologies which also play a critical role in semiconductor manufacturing. Lam is the market-share leader in etch, and holds the No. 2 position in wafer cleaning.

•	What are the terms of the transaction?

This is an all-stock transaction valued at approximately $3.3 billion. Under the terms of the agreement, Novellus stockholders will receive 1.125 shares of Lam common stock for each share of Novellus that they own. Based on Lam’s closing price on December 14, 2011, the transaction values Novellus at $44.42 per share of Novellus common stock. Upon closing, Lam and Novellus stockholders will own approximately 59 percent and 41 percent, respectively, of the combined company. In conjunction with the transaction, Lam Research has authorized a $1.6 billion share repurchase program.

•	Why did Lam combine with Novellus at this time?

Today’s industry dynamics make the timing of this transaction critical. Our customers are facing unprecedented technology challenges driven by increased process complexity and increasing manufacturing costs with each subsequent technology node. As a combined entity, we will be able to leverage our technology adjacencies to more quickly deliver solutions addressing our customers’ technology and productivity challenges.

Moreover, the combination better positions Lam to address the industry’s expected migration to 3D device technology and to 450 mm wafers. The transition to 450 mm technology is an expensive proposition for equipment makers. By leveraging adjacent technologies and integrating R&D resources, we can make this transition more cost effective.

•	What are Novellus’ core competencies, and how do they complement Lam’s core competencies?

Novellus is a leader in thin-film deposition and surface preparation technologies, with specific expertise in chemical vapor deposition, plasma-enhanced chemical vapor deposition, physical vapor deposition, electrochemical deposition, ultraviolet thermal processing and dry strip equipment. Novellus has leading market share positions in chemical vapor deposition, dry strip and copper electron-chemical deposition.

Lam’s leadership in etch and single-wafer clean equipment aligns well with Novellus’ technology. Combining the expertise of adjacent process steps provides technical benefits that enhance the company’s ability to bring innovative and cost-effective solutions to market in a timely manner. The combined company will have a broad portfolio of market-leading products and will be strongly positioned to lead the industry in the development of next-generation technology.

•	How do Novellus and Lam’s product lines complement each other?

The company’s product lines cover adjacent steps in the wafer fabrication process. The products are complementary and give the combined company the ability to provide more holistic solutions to the market. The broader product portfolio and greater scale will further enhance the company’s relevance to its customers.

•	How will Novellus operate as part of Lam?

Novellus’ current structure is very similar to Lam’s, with business units around specific product lines and accounts teams focused around specific customers, plus manufacturing, customer service and support corporate functions. There is an intention to comprehensively integrate Lam and Novellus across functions.

•	What synergies do you anticipate from the combination of Lam’s transaction of Novellus?

Revenue growth synergies: The combination creates the opportunity to grow revenue at a faster rate by:

•	Advancing technical benefits from owning adjacent technologies;

•	Optimizing and accelerating collective development of next-generation tools; and

•	Further developing customer relationships.

Cost-reduction synergies: The company expects to realize cost synergies through this transaction of approximately $100 million on an annualized basis by the end of CY2013, excluding tax. We will achieve these synergies by:

•	Realigning more than $1 billion in combined R&D and SG&A spend to improve operational efficiency

•	Streamlining supply chains to achieve COGS synergies

•	Realizing benefits from the complementary business model strengths of Lam and Novellus

•	Lam in lean manufacturing

•	Novellus in the off-shoring of engineering, software, and IT activities

•	Why should Novellus’ shareholders be pleased with this agreement?

This transaction’s value creation results in significant upside for Novellus’ shareholders. Based on the closing price of Lam’s stock on December 14, 2011, the transaction values Novellus at a price of $44.42 per common share, a 28% premium to current. In addition, Novellus’ shareholders will share in the upside of the combined entity through the value of synergies realized, and will additionally receive the benefit of earnings-per-share accretion from the authorized $1.6 billion share repurchase program. The transaction is expected to be accretive to EPS on a non-GAAP basis within 12 months post transaction close.

•	Why should Lam’s shareholders be pleased with this transaction?

The addition of Novellus makes Lam a stronger partner with customers and enhances revenue growth potential. The combined company will have a broader product portfolio, and a stronger financial profile. Lam shareholders will also receive upside from synergies realized. In addition, Lam shareholders will benefit from the authorized $1.6 billion share repurchase program. The transaction is expected to be accretive to EPS on a non-GAAP basis within 12 months post transaction close. Assuming completion of the stock repurchase program, this will essentially result in a total financial impact on the company as if the deal were structured with approximately 48 percent cash.

•	Why should customers be pleased with this transaction?

Customers should be pleased with this transaction because the strengths of the combined company create an improved ability to address customer needs and deliver on customer requirements. Our customers are facing steep technical challenges today driven by increased process complexity and growing manufacturing costs. The combined company can leverage complementary experience, technologies, and product capabilities to deliver innovative and cost-effective solutions that address customers’ needs. Further, the combined company is positioned to effectively and efficiently develop 450 mm tools to help customers get to market faster.

•	What premium is Lam paying, and why should Lam’s shareholders be satisfied with the price being paid?

Novellus shareholders will receive 1.125 shares of Lam for every share of Novellus owned. Based on the closing price of Lam’s stock on December 14, 2011, the transaction values Novellus at a price of $44.42 per common share. The purchase price reflects a multiple of 16.5 times analyst consensus estimates for 2012 earnings. Assuming completion of the stock repurchase program, this will essentially result in a total financial impact on the company as if the deal were structured with approximately 48% cash.

The transaction is expected to be accretive to Lam’s earnings on a non-GAAP basis within 12 months following deal closure. The transaction can generate significant shareholder value, resulting from the additional market opportunities that the combined company can address and the revenue and cost synergies that can be achieved through the transaction. We are confident in our ability to achieve the synergy opportunities available in this transaction.

•	Why did you elect to do an all-stock deal, rather than cash?

We explored multiple options and ultimately pursued an all-stock transaction, which we believe maximizes the benefit to the joint shareholder base. Under the terms of Novellus’ existing convertible debt, other deal structures required payments to bondholders that were not in the best interests of the combined company’s shareholders. Assuming completion of the stock repurchase program, this will essentially result in a total financial impact on the company as if the deal were structured with approximately 48% cash.

•	Given that this is Lam’s largest transaction ever, what gives the Company confidence that it can make this transaction successful?

Lam’s transaction strategy is structured to meaningfully improve the company’s performance through diversification. This transaction represents the most relevant technology / process adjacency expansion for Lam. The SEZ transaction in 2007 has provided us with very relevant experience in integrating companies.

The management and board of directors will be integrated across Lam and Novellus. We expect that the companies’ strong cultural fit and proximity will aid the integration plan. Our integration team will be focused on delivering the key value drivers for the transaction. The integration planning will include strong participation from employees of both companies.

•	What technical benefits do you expect to come from this merger?

Given the adjacency of deposition, etch, clean, and surface preparation process steps in the semiconductor manufacturing process, it is beneficial to understand how each step integrates with the next. Our ability to leverage the knowledge that we have gleaned through our leadership positions in each of these three critical process segments will enable us to better solve customer challenges as a combined company.

•	What do you see as Lam’s legacy in the industry and Silicon Valley?

We want Lam to continue to be recognized as the most-trusted supplier in the industry. In addition, we would like Lam to be seen as the preeminent global supplier of a broad base of differentiated technology and innovative productivity solutions to the semiconductor industry. Our solutions help customers get to market quickly and offer the lowest total cost of ownership, which is something we’re known for.

•	What will the combined company be called?

The company shall retain the name “Lam Research” and maintain the ticker symbol (Nasdaq: LRCX).

Frequently Asked Questions

Employees and Operations

•	How will this transaction affect me? What will change?

Right now, nothing changes. We’ll provide updates on the transaction as we near the closing date. In the meantime, continue to focus on our core values.

•	Will there be any organizational changes as a result of the transaction?

Novellus’ current structure is very similar to ours, with business units around specific product lines and accounts teams focused around specific customers, plus manufacturing, customer service and support corporate functions. There is an intention to comprehensively integrate Lam and Novellus across functions. The integration teams will evaluate and develop plans.

•	What will be the role of Novellus’ CEO after the transaction?

Novellus’ CEO, Richard Hill, will remain engaged with the company under a consulting agreement that will make him available to the board and the management team.

•	What will be the make-up of the senior management team and Board of Directors for the combined company?

Martin Anstice, current Lam CEO-elect, will be the CEO of the combined company. Tim Archer, current Novellus COO, will be the COO of the combined company. Ernie Maddock, current Lam CFO, will be the CFO of the combined company. Defining the entire organization will be done early in 2012.

Additionally, Novellus and Lam will mutually nominate four new board members at the close of the deal.

•	Are you concerned about the timing of Lam’s CEO transition with respect to timely integration of the two companies?

No. Martin Anstice, as Lam’s president and COO and before that as CFO, has played a formative role in the design and implementation of the company’s strategy and business model over the past several years. This has propelled Lam to a position of financial, operational, and market-share leadership in the industry.

The adjacent businesses of Lam and Novellus make this an obvious combination, and we are confident that the timing is right from both a business and technology inflection perspective. We are also confident that this transaction will be executed smoothly.

•	Where is Novellus headquartered, and where are its major operations around the world?

Novellus is headquartered in San Jose, Calif., with manufacturing facilities in California, Oregon, and Germany, and sales and support offices in 15 countries. The company markets its products through its direct sales force and manufacturer’s representatives primarily in the U.S., Taiwan, Korea, Japan, Europe, Southeast Asia, and China.

•	How many people work at Novellus, and where are they based around the world?

Novellus’ worldwide workforce consists of approximately 2,700 employees strategically located in 15 countries around the world, near the company’s operating facilities and customer locations.

•	Will there be a reduction in force as a result of this transaction?

Integration planning will happen over the next several months, but as we see it today, potential workforce reductions represent the minority of known cost-related synergies that we are evaluating.

•	If there were a reduction in force, when might it occur?

Until the transaction is complete, Lam and Novellus will continue to operate as independent companies. Any employment actions would not occur until after all closing conditions have been satisfied and the transaction is complete.

•	What will happen to the manufacturing facilities in Livermore, Villach Tualatin, San Jose, and Rendsburg? Are any of these likely to shut down?

Our manufacturing operations in Livermore, Villach, Tualatin, San Jose, and Rendsburg will continue normal operations for the foreseeable future.

•	What will happen to Lam employees’ stock and restricted stock units (RSUs)?

Employees will continue to own the same number of Lam shares or RSUs after the close that they own immediately before the close.

•	Will Novellus’ service and support operations be integrated into Lam’s operations?

Yes. Service and support will be integrated after the transaction closes, and the companies are still working on integration plans.

•	Where can employees find up-to-date information about the transition and/or voice suggestions or concerns?

A webpage link has been set up on the Lam intranet where employees can get more information about this announcement and ask questions. Novellus employees can find more information on the Fifth Arrow under the link “Novellus and Lam Merger Information.”

•	How will salaries, wages and benefits of employees be affected?

The philosophy of Lam’s compensation and benefits program is not expected to change. In the near-term, Novellus will continue with its existing salary and benefits programs.

•	What are the next steps in this process?

We’ll be focusing on integration and synergies. This includes integrating our board and management teams, identifying specific technical and product synergies, understanding customer relationship synergies, quantifying cost synergies, working closely on the integration plan, and providing regular updates on the process to key constituents.

•	What do we say to customers ask us about the transaction?

Customers should know that we are very excited about this transaction and that we believe Lam and Novellus’ combined resources will enable us to address their specific application needs and technology roadmaps with new cutting-edge products, broader technical expertise and an unparalleled level of quality, service and support. In addition, we intend to leverage the technical benefits of our adjacent technologies to optimize the collective development of next-generation 450 mm tools.

Frequently Asked Questions

Financial

A.	Deal Terms

•	What are the terms of the agreement?

The transaction is a stock-for-stock merger. Under the terms of the agreement, Novellus shareholders will receive 1.125 shares of Lam common stock for each share of Novellus they own. Based on the closing stock price of Lam on December 14, 2011, this represents a value to Novellus shareholders of $44.42 per share. Upon closing, Lam and Novellus shareholders will own approximately 59% and 41%, respectively, of the combined company.

•	How did you determine the price and terms? What are the value assumptions?

Based on the closing price of Lam’s stock on December 14, 2011, the transaction values Novellus at a price of $44.42 per common share. The price is based on a detailed financial review and valuation of the existing businesses, the additional market opportunities we can address together, and the expected annualized cost synergies in the range of approximately $100 million by the fourth quarter of 2013. The purchase price reflects a multiple of 16.5 times analyst consensus estimates for 2012 earnings.

•	What happens to the value assumptions of the deal if the industry goes into a steep cyclical downturn?

We have analyzed a number of scenarios, and while we assume that the industry will continue to be cyclical, we anticipate that WFE demand will be healthy through CY2012. That said, we believe the success of this transaction is less about the cycle than it is about the complementary fit of Lam’s and Novellus’ product portfolios, which will better position the combined organization to lead the industry in the development of next-generation semiconductor manufacturing technology.

B.	Earnings Accretion

•	What is the timing of this earnings accretion?

The transaction is expected to be accretive to Lam’s non-GAAP earnings within one year of transaction close. We anticipate earnings-per-share accretion to continue to improve long-term through strong Novellus revenue growth, operating improvements and synergy opportunities. Finally, the transaction provides attractive returns on invested capital to Lam’s shareholders.

•	How long would it have taken for this transaction to become accretive absent the $1.6 billion share repurchase program?

The share repurchase program in an important part of this transaction. It is targeted to be executed within 12 months after the close of the transaction and is expected to result in the transaction being accretive to Lam’s non-GAAP earnings within 12 months of close. Assuming completion of the stock repurchase program, this will essentially result in a total financial impact on the company as if the deal were structured with approximately 48% cash.

C.	Synergies

•	What synergies to you anticipate from the transaction?

Revenue growth synergies: The companies believe that the combination creates the opportunity to grow revenues at a faster rate by:

•	Advancing technical benefits from owning adjacent technologies;

•	Optimizing and accelerating collective development of next-generation tools; and

•	Further developing complementary customer relationships.

Cost-reduction synergies: The company expects to realize pre-tax cost synergies through this transaction of approximately $100 million on an annualized basis by the fourth quarter of CY2013. We will achieve these synergies by:

•	Realigning more than $1 billion in combined R&D and SG&A spend to improve operational efficiency

•	Streamlining supply chains to achieve COGS synergies

•	Realizing benefits from the complementary business model strengths of Lam and Novellus

•	Lam has a lean manufacturing model, and

•	Novellus in the off-shoring of engineering, software, and IT activities

D.	Deal Impacts

•	Will there be any write-offs or other one-time charges as a result of this transaction? When will they be taken?

We expect to write off items typical of transactions including write-offs of charges related to the integration of Novellus’ operations, as well as adjustments associated with accounting for the transaction as a business combination.

•	What amount of M&A charges or other charges does Lam expect to take related to the agreement and when?

The majority of integration-related expenses will be incurred in the first year of operations, subsequent to transaction closure as we pursue operational synergies and integrate Novellus into Lam.

•	How will the transaction costs be reflected on Lam’s income statement?

All transaction costs are expensed as incurred. Only direct financing fees are costs of the transaction that can be capitalized in purchase accounting under US GAAP.

E.	Balance Sheet and Share Repurchase

•	When will the announced share repurchase be executed?

The announced $1.6 billion share repurchase program is targeted to be executed within 12 months after the closing of the transaction.

•	How do you intend to finance the share repurchase?

We intend to finance the share repurchase with existing on-shore cash, on-shore cash generation, and short-term investments on the combined company’s balance sheet.

•	How will the balance sheet of the combined company look?

The pro forma balance sheet (as of September 2011) will have $3.1 billion gross cash and $1.7 billion total debt.

•	What happens to the recently issued Novellus senior convertible notes post the transaction?

Since the transaction is being executed as an all-stock transaction, the existing Novellus senior convertible notes will be assumed and will remain on Lam’s balance sheet.

•	What is Lam’s credit rating, and how do you expect that to change following the transaction?

Lam’s current credit rating is Baa1 / BB+. Lam will be in discussions with credit rating agencies relative to this transaction and they would publish any updates based upon their internal review schedules.

F.	Approvals and Process

•	When do you expect the agreement to be approved and closed?

The agreement is expected to be approved and closed before June of 2012.

•	What hurdles must be cleared for this agreement to close?

This agreement is subject to approval by Lam and Novellus shareholders as well as customary closing conditions and regulatory approvals.

•	What is the potential that another suitor emerges?

We do not expect other companies to generate the level of value that we can deliver in the Lam-Novellus combination. We believe the value we are providing to the shareholders of both companies is compelling.

•	Is Lam assuming any significant liabilities of Novellus under the transaction (e.g. pension, environmental, etc.)?

We are acquiring the entire company, including all assets and liabilities. Most notably, we are assuming the convertible debt on Novellus’ balance sheet.

•	Does the transaction trigger any change of control terms in material contracts?

Yes, the transaction represents a fundamental change for Novellus. Certain employment and financing agreements will be addressed in the closing.

•	Which advisory firms are involved in this transaction?

Goldman, Sachs & Co. acted as the exclusive financial advisor for the transaction, and Jones Day acted as legal counsel to Lam. BofA Merrill Lynch acted as the exclusive financial advisor, and Morrison Foerster acted as legal counsel to Novellus.

Frequently Asked Questions

Markets / Products and Roadmaps

A.	Markets

•	In which markets does Novellus compete, and do you expect any significant changes in focus under the agreement and integration plan?

Novellus competes primarily in the thin-film deposition and surface preparation semiconductor equipment segments. The company also competes in the industrial segment with its surface polishing and grinding equipment. The company’s specific expertise includes multiple forms of deposition process equipment (chemical vapor deposition, plasma enhanced CVD, physical vapor deposition, electrochemical deposition), ultraviolet thermal processing, and surface preparation equipment. There is no overlap between products and we expect to offer all products after the transaction closes.

•	What percentage of WFE spend do Novellus’ markets currently represent and how will new device structures such as 3D, NAND memory and FinFET impact their SAM?

According to Gartner Dataquest, the deposition and surface preparation segments represented approximately 14% of total WFE spend. The combined company will serve approximately 32% of the total WFE market.

•	What is Novellus” share of these segments, and how do you expect the share positions to evolve?

Novellus holds strong positions in critical segments of the CVD market including #2 in PECVD and #1 in ECD. Deposition steps in each of these segments are expected to increase and we expect Novellus is well-positioned through product innovation to gain market share in these and other segments over time. Novellus is also #2 in strip.

B.	Products and Roadmaps

•	What are Novellus’ major product lines and key products?

Chemical Vapor Deposition (CVD): Speed® Max™, VECTOR® Excel, VECTOR® Express, ALTUS®, ALTUS® Max™

Physical Vapor Deposition (PVD): INOVA® NexT™

Electrochemical Deposition (ECD): SABRE Excel™

Surface preparation: GAMMA GxT™/G400™/G3D

•	What does Novellus’ Industrial Applications Group do?

Novellus’ IAG group is headquartered in Rendsburg, Germany and sells equipment into the machine tool and wafer manufacturing industries. Peter Wolters GmbH, a component of the Industrial Applications Group, is the leading manufacturer of high precision surface polishing systems for substrates made of silicon, sapphire, gallium arsenide, silicon carbide and other materials. They are one of the first companies to grind and polish 450mm silicon wafers.

•	What are Lam’s major product lines and key products?

Plasma Etch: Rainbow®, Allilance®, 2300® Exelan® Flex™, 2300®, Versys® Kiyo®, 2300® Kiyo® C, 2300® Syndion, 2300® Flex® D

Single-Wafer Clean: Da Vinci®, DV-Prime®, Coronus®

•	How large is Novellus’ parts and services business?

Approximately $300 million.

•	Will Novellus’ products continue to be marketed under the Novellus brand name?

This will be determined once the deal is closed.

•	Do you expect to integrate Novellus’ mechanical and software platforms with Lam’s platforms?

We see opportunity, but need to do some further analysis.

•	How will this transaction impact your ability to deliver 450mm tools?

By pooling our R&D resources with Novellus and by collaborating on common development activities required for 450 mm tools, we believe we can execute on the development of 450 mm tools more efficiently and effectively.

How to Find Further Information

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities, or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. In connection with the proposed merger, Lam Research intends to file with the SEC a registration statement on Form S-4 that will include a joint proxy statement of Lam Research and Novellus Systems that also constitutes a prospectus of Lam Research. Lam Research and Novellus Systems will furnish the joint proxy statement/prospectus and other relevant documents to their respective security holders in connection with the proposed merger of Lam Research and Novellus Systems. BEFORE MAKING ANY VOTING OR INVESTMENT DECISION, WE URGE SECURITY HOLDERS AND INVESTORS TO READ THE JOINT PROXY STATEMENT/PROSPECTUS (INCLUDING ALL AMENDMENTS AND SUPPLEMENTS THERETO) AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT LAM RESEARCH AND NOVELLUS SYSTEMS AND THE PROPOSED MERGER. The proposals for the merger will be made solely through the joint proxy statement/prospectus. In addition, a copy of the joint proxy statement/prospectus (when it becomes available) may be obtained free of charge from Lam Research Corporation, Investor Relations, 4650 Cushing Parkway, Fremont, CA 94538-6401, or from Novellus Systems, Investor Relations, 4000 North First Street, San Jose, CA 95134. Security holders will be able to obtain, free of charge, copies of the joint proxy statement/prospectus and S-4 Registration Statement and any other documents filed by Lam Research or Novellus Systems with the SEC in connection with the proposed Merger at the SEC’s website at http://www.sec.gov, and at the companies’ websites at www.Lam Research.com and www.Novellus.com, respectively.

Forward-Looking Statements

This announcement contains, or may contain, “forward-looking statements” concerning Lam Research and Novellus Systems (together such companies and their subsidiaries being the “Merged Company”), which are subject to the safe harbor provisions created by the Private Securities Litigation Reform Act of 1995. Generally, the words “believe,” “anticipate,” “expect,” “may,” “should,” “could,” and other future-oriented terms identify forward-looking statements. Forward-looking statements include, but are not limited to, statements relating to the following: (i) the expected benefits of the Merger and the repurchase program, the expected accretive effect of the Merger and the repurchase program on the Merged Company’s financial results, expected cost, revenue, technology and other synergies, the expected impact for customers, employees and end-users, future capital expenditures, expenses, revenues, earnings, economic performance, financial condition, losses and future prospects; (ii) business and management strategies and the expansion and growth of Lam Research’s or Novellus Systems’ operations; (iii) the effects of government regulation on Lam Research’s, Novellus Systems’ or the Merged Company’s business; (iv) future industry developments and trends; (v) the anticipated timing of shareholder meetings and completion of the proposed merger and the repurchase program; and (vi) assumptions underlying any of the foregoing statements.

These forward-looking statements are based upon the current beliefs and expectations of the management of Lam Research and Novellus Systems and involve risks and uncertainties that could cause actual results to differ materially from those expressed in the forward-looking statements. Many of these risks and uncertainties relate to factors that are beyond Lam Research’s and Novellus Systems’ ability to control or estimate precisely and include, without limitation: the ability to obtain governmental or stockholder approvals of the Merger or to satisfy other conditions to the Merger on the proposed terms and timeframe; the possibility that the Merger does not close when expected or at all, or that the companies may be required to modify aspects of the Merger to achieve regulatory approval; the ability to realize the expected synergies or other benefits from the transaction in the amounts or in the timeframe anticipated; the potential harm to customer, supplier, employee and other relationships caused by the announcement or closing of the Merger; the ability to integrate Novellus Systems’ and Lam Research’s businesses in a timely and cost-efficient manner; uncertainties in the global economy and credit markets; unanticipated trends with respect to the cyclicality of the semiconductor industry; and rates of change in, future shipments, margins, market share, capital expenditures, revenue and operating expenses generally; volatility in quarterly results and in the stock price of the Merged Company; customer requirements and the ability to satisfy those requirements; customer capital spending and their demand for the Merged Company’s products; the ability to defend the Merged Company’s market share and to gain new market share; anticipated growth in the industry and the total market for wafer-fabrication and support equipment and the Merged Company’s growth relative to such growth; levels of research and development (“R&D”) expenditures; the estimates made, and the accruals recorded, in order to implement critical accounting policies (including but not limited to the adequacy of prior tax payments, future tax liabilities and the adequacy of the Merged Company’s accruals relating to them); access to capital markets; the ability to manage and grow the Merged Company’s cash position; the sufficiency of the Merged Company’s financial resources to support future business activities (including but not limited to the repurchase program, operations, investments, debt service requirements and capital expenditures); inventory levels and inventory valuation adjustments; the impact of legal proceedings; unexpected shipment delays which adversely impact shipment volumes; inaccuracies related to the timing and satisfaction of remaining obligations related to vacated leases; the inability to recover the amortized cost of investments in auction-rate securities, market changes negatively affecting auction-rate securities and the government’s inability to guarantee the underlying securities; the inability to enforce the Merged Company’s patents and protect its trade secrets; the ability to repatriate profits from the Merged Company’s Chinese and other offshore subsidiaries; and other risks and uncertainties, including those detailed from time to time in Lam Research’s and Novellus Systems’ periodic reports (whether under the caption Risk Factors or Forward Looking Statements or elsewhere). Neither Lam Research nor Novellus Systems can give any assurance that such forward-looking statements will prove to have been correct. The reader is cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this announcement. Neither Lam

Research nor Novellus Systems nor any other person undertakes any obligation to update or revise publicly any of the forward-looking statements set out herein, whether as a result of new information, future events or otherwise, except to the extent legally required.

Nothing contained herein shall be deemed to be a forecast, projection or estimate of the future financial performance of Lam Research, Novellus Systems, or the Merged Company, following the implementation of the Merger or otherwise. No statement in this announcement should be interpreted to mean that the earnings per share, profits, margins or cash flows of Lam Research or the Merged Company for the current or future financial years would necessarily match or exceed the historical published figures.

Participants in the Solicitation

The directors and executive officers of Lam Research and Novellus Systems may be deemed to be participants in the solicitation of proxies in connection with the approval of the proposed transaction. Lam Research plans to file the registration statement that includes the joint proxy statement/prospectus with the SEC in connection with the solicitation of proxies to approve the proposed transaction. Information regarding Lam Research’s directors and executive officers and their respective interests in Lam Research by security holdings or otherwise is available in its Annual Report on Form 10-K filed with the SEC on August 19, 2011 and its Proxy Statement on Schedule 14A filed with the SEC on September 19, 2011. Information regarding Novellus Systems’ directors and executive officers and their respective interests in Novellus Systems by security holdings or otherwise is available in its Annual Report on Form 10-K filed with the SEC on February 25, 2011 and its Proxy Statement on Schedule 14A filed with the SEC on April 8, 2011. Additional information regarding the interests of such potential participants is or will be included in the joint proxy statement/prospectus and registration statement, and other relevant materials to be filed with the SEC, when they become available, including in connection with the solicitation of proxies to approve the proposed transaction and to elect directors.